Exhibit 10.1

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

This First Amendment to Purchase and Sale Agreement (this “Amendment”) is dated as of November 11, 2013 but retroactively effective as of November 6, 2013 (the “Effective Date”), and is made by and between each of the parties named on Schedule “1” attached hereto (each, individually a “Seller” and, collectively, “Sellers”), and CHP Partners, LP, a Delaware limited partnership (“Purchaser”).

WITNESSETH:

WHEREAS, Sellers and Purchaser have entered into the Purchase and Sale Agreement dated as of October 7, 2013 (the “Original Purchase Agreement”). The Original Purchase Agreement, as amended by this Amendment, shall hereinafter be referred to as the “Purchase Agreement”. All capitalized terms used in this Amendment that are not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the Original Purchase Agreement.

WHEREAS, Sellers and Purchaser desire to amend the Original Purchase Agreement, all upon the terms and conditions set forth in this Amendment, to make certain modifications to the Original Purchase Agreement, as more specifically set forth in this Amendment.

NOW THEREFORE, in consideration of the mutual promises hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

(a) Article I of the Original Purchase Agreement is hereby amended by adding the following terms thereto:

““A&A of Plainfield Management Agreement.” As set forth in Section 2.9(b).

“Bryan AL Property.” That certain Property located at 4091 Eastchester Drive, Bryan, Texas.

“Bryan IL Property.” That certain Property located at 3801 E. Crest Drive, Bryan, Texas.

“Cedar Park Property.” That certain Property located at 2200 S. Lakeline Boulevard, Cedar Park, Texas.

“Closing Notice.” As set forth in Section 7.1(b).

“Integrated.” As set forth in Section 2.9(a).

“JEA.” As set forth in Section 2.9(a).

“Last Property” or “Last Properties.” The Property or Properties with the latest occurring Closing Date.

“Notice Deadline” (i) for each of the Plainfield Property and the Cedar Park Property, January 14, 2014, (ii) for each of the Bryan IL Property and the Bryan AL Property, February 14, 2014 and (iii) for each of the Remaining Properties, March 16, 2014.

“Plainfield Management Agreement.” As set forth in Section 2.9(b).

“Plainfield Manager.” As set forth in Section 2.9(b).

“Plainfield Property.” That certain Property located at 12446 S. Van Dyke Road, Plainfield, Illinois.

“Plainfield Seller.” As set forth in Section 2.9(b).

“Remaining Properties” (i) the Mansfield IL Property, (ii) that certain Property located at 4800 Briarwood Avenue, Midland, Texas, (iii) that certain Property located at 200 East Debbie Lane, Mansfield, Texas and (iv) that certain Property located at 6102 Grand Court Road, San Angelo, Texas.”

(b) Article I of the Original Purchase Agreement is hereby amended by amending and restating the term “Management Documents” as follows:

““Management Documents.” As set forth in Section 2.9(a).”

(c) Article I of the Original Purchase Agreement is hereby amended by deleting each of the following terms therefrom: (i) “Licensing Date”, (ii) “Section 8.5 Extension Right”, (iii) “Extension Notice” and (iv) “Extended Closing Date Property” or “Extended Closing Date Properties”.

2. Deposit.

(a) Section 2.2(a) of the Original Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(a) Within one (1) business day after the Effective Date, Purchaser shall deliver to Escrow Agent, in Good Funds, the sum of Nine Hundred Thirty Five Thousand and NO/100 Dollars ($935,000.00) (together with all interest accrued thereon, the “Initial Deposit”). If this Agreement is not terminated pursuant to Section 2.3, within one (1) business day after the expiration of the Due Diligence Period, Purchaser shall deliver to Escrow Agent, in Good Funds, as an additional deposit, the sum of Two Million Eight Hundred Five Thousand and NO/100 Dollars ($2,805,000.00) (together with all interest accrued thereon, the “Additional Deposit”; the Initial Deposit together with the Additional Deposit shall hereinafter individually and collectively be referred to as the “Deposit”). The Deposit shall be non-refundable to Purchaser, except (i) if a condition precedent to Purchaser’s obligations as set forth in Section 10.2 below is not satisfied or cured as of the Closing Date and such failure is not due to a default by Purchaser, or (ii) as specifically provided in Section 2.3, Section 4.3, Section 9.4, Section 10.3 or Section 11.2 below, and in any such event Purchaser’s right to such refund will survive any termination of this Agreement. The Deposit shall be held by Escrow Agent until the earlier of (i) the Closing Date on which the Purchaser or its designee acquires the Last Property or Last Properties (in which case the Deposit shall be applied to the Allocated Purchase Price(s) for such Property or Properties) or (ii) the date on which this Agreement is terminated in accordance with its terms (in which case the Deposit shall be paid to Sellers unless, under the express terms of the provision pursuant to which this Agreement is terminated Purchaser is entitled to a refund of the Deposit).”

(b) Sellers will prepare an amendment to the Escrow Agreement to reflect the terms of Section 2(a) of this Amendment (the “Escrow Agreement Amendment”) and cause the Escrow Agreement Amendment to be executed by the Escrow Agent on or prior to the end of the Due Diligence Period.

3. Due Diligence Period. The following sentence shall be added to the end of Section 2.3 of the Original Purchase Agreement:

“Purchaser hereby acknowledges and agrees that, if the Termination Notice is not delivered on or prior to the expiration of the Due Diligence Period, despite the fact that all of the Properties may not close on the same Closing Date, Purchaser (or its designee(s)) is (are) obligated to, and shall, purchase all of the Properties except to the extent that this Agreement is terminated with respect to any Property in accordance with Section 14.12 of this Agreement.”

4. Allocated Purchase Price. The following provision shall be added to the Original Purchase Agreement as Section 2.7(c):

“(c) The Allocated Purchase Price for each Property shall be increased (but not decreased) on a Property by Property basis to account for any increases (but not decreases) in the Property’s performance in accordance with the terms of Exhibit “N”. Additionally, to the extent that on any Closing Date, capital gain tax rates have increased from their level on December 31, 2013, then the Allocated Purchase Price (as adjusted in accordance with “Exhibit N”) for each Property to be acquired by Purchaser on such Closing Date will be increased by the product of One Million Five Hundred Thousand Dollars ($1,500,000) multiplied by the quotient of the Allocated Purchase Price for such Property divided by the Purchase Price.”

5. Management Agreements.

(a) Section 2.9 of the Original Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“2.9 Negotiation and Execution of Management Documents.

(a) Each Facility that is currently managed by Integrated Senior Living LLC, a Texas limited liability company, or RES ICD Management, LP, a Texas limited partnership d/b/a/ Integrated Property Management (collectively, “Integrated”) will continue to be managed by Integrated following the Closing Date for the Facility and each Facility that is currently managed by Jerry Erwin Associates, Inc. (d/b/a JEA Senior Living), a Washington corporation (“JEA”) will continue to be managed by JEA following the Closing Date for the Facility. On or before the Effective Date, and continuing through the end of the Due Diligence Period, Purchaser shall negotiate in good faith with each of Integrated and JEA to agree to a form of management agreement and manager pooling agreement, as applicable (collectively, the “Management Documents”). The form(s) of Management Documents agreed to by Purchaser and Integrated will be attached hereto as Exhibit “O” and the form(s) of Management Documents agreed to by Purchaser and JEA will be attached hereto as Exhibit “P”. Purchaser or its designee and Integrated or JEA, as applicable, shall enter into the Management Documents for a Facility, substantially in the form attached hereto as Exhibit “O” or Exhibit “P”, as applicable, on the Closing Date for the Facility.

(b) On the Closing Date for the Plainfield Property, Purchaser shall, at its sole cost and expense, assume and agree to pay all sums and to perform, fulfill and comply with all other covenants and obligations that are to be paid, performed and complied with by Plainfield Care Group, LLC, a Delaware limited liability company (“Plainfield Seller”) under the Management Agreement dated as of October 2, 2008 by and between Horizon Bay Management II, L.L.C., a Delaware limited liability company (“Plainfield Manager”) and Plainfield Seller (the “Plainfield Management Agreement”) that first arise or accrue on and after the Closing Date for the Plainfield Property. On or before the Effective Date, and continuing through the end of the Due Diligence Period, Purchaser shall negotiate in good faith with Plainfield Seller to agree to a form of Assignment and Assumption of the Plainfield Management Agreement, which form shall be attached hereto as Exhibit “Q” (the “A&A of Plainfield Management Agreement”) and entered into as of the Closing Date for the Plainfield Property.”

(b) Section 7.2(s) of the Original Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(s) (i) For each Property (other than the Plainfield Property), a termination of property management agreement executed by the applicable Seller (or, as the case may be, the applicable SNF Subsidiary) and Manager and, (ii) for the Plainfield Property, the A&A of Plainfield Management Agreement;”

6. Closing Date. Section 7.1 of the Original Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“7.1 Closing Date.

(a) The “Closing Date” for purposes of this Agreement shall be, with respect to each Property, the date set forth, or deemed to be set forth, in the Closing Notice for the Property; provided, however, that Sellers shall have the right, at its option, to extend the Closing Date as set forth in Section 4.3 and Section 9.4 herein and either Sellers or Purchaser shall have the right, at their option, to extend the Closing Date as set forth in Section 2.12 and Section 8.4 herein. In clarification of the foregoing, each Property may close on a different Closing Date. Further, wherever in this Agreement the term Closing Date is used, it should be deemed, without further action, to mean the Closing Date for the Property or Properties being transferred on such Closing Date, and the provisions of this Agreement relating to events occurring at the Closing shall relate only to the Property or Properties being transferred at such Closing. For example, if the Closing Date for the Plainfield Property is February 10, 2014 and the Closing Date for the Mansfield IL Property is April 10, 2014, the Survival Date for the Plainfield Property will be November 10, 2014 and the Survival Date for the Mansfield IL Property will be January 10, 2015.

(b) On the date that is at least forty-five (45) days prior to the date on which Purchaser intends to acquire a Property, Purchaser shall deliver to the applicable Seller written notice (the “Closing Notice”) of the date on which Purchaser intends to proceed to Closing on the Property, which date shall be (x) not less than forty-five (45) days after the date of the Closing Notice and (y) (i) for each of the Plainfield Property and the Cedar Park Property, no

later than February 28, 2014, (ii) for each of the Bryan IL Property and the Bryan AL Property, no later than March 31, 2014 and (iii) for each of the Remaining Properties, no later than April 30, 2014. If Purchaser has not delivered the Closing Notice to the applicable Seller on or prior to the Notice Deadline for a Property, Purchaser will be deemed to have delivered the Closing Notice to the applicable Seller on the Notice Deadline for such Property and deemed to have provided, in such deemed Closing Notice, that the Closing of such Property will take place on the date that is forty-five (45) days after the Notice Deadline.”

7. Deed. Section 7.2(a) of the Original Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(a) (i) For the Plainfield Property, a special warranty deed in the form and content attached hereto as Exhibit “C-1” and (ii) for each Property that is located in Texas, (x) assuming the Purchaser or its designee acquires another Property located in Texas on the same Closing Date as it acquires the Property, a special warranty deed substantially in the form and content attached hereto as Exhibit “C-2” covering each of the Properties that are to be acquired by Purchaser or its designee(s) as of the Closing Date and (y) assuming the Purchaser or its designee acquires no other Property located in Texas on the same Closing Date as it acquires the Property, a special warranty deed substantially in the form and content attached hereto as Exhibit “C-3” covering the Property, in each case prepared and executed by the applicable Seller(s) and acknowledged before a Notary Public in the manner provided under the laws of the State of Illinois or the State of Texas, as applicable, reflecting the sale and transfer to Purchaser of the Real Property and Improvements owned by such Seller(s) (collectively, the “Deeds”), subject only to those Permitted Exceptions applicable to such Property or Properties, as applicable.”

8. Closing Costs. The following sentence is added to the end of Section 7.6 of the Original Purchase Agreement:

“Notwithstanding the fact that Sellers shall be responsible for the cost of the premium for the base property title insurance policy, on the Closing Date on which the Purchaser or its designee acquires the Last Property or Last Properties, Purchaser shall be responsible to pay to Sellers an amount equal to the difference between the aggregate premium actually paid by Sellers for the base title insurance policies for the Properties located in Texas and the premium that would have been paid by Sellers for the base title insurance policy if all of the Properties located in Texas had closed on a single Closing Date.”

9. Licensing Cooperation. Section 8.1(b) of the Original Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(b) Prior to Closing, Purchaser shall use its commercially reasonable efforts to apply for and diligently pursue all required licenses and approvals necessary to permit Purchaser to operate the Licensed Facilities as assisted living, Alzheimer’s care or skilled nursing facilities, as applicable, and to participate in Medicare and Medicaid, as applicable, under Purchaser’s name or the name of Purchaser’s assignee (“Purchaser Permits”). In furtherance of the preceding sentence, for each Licensed Facility, Purchaser (i) shall provide the applicable Seller with a copy of the substantially complete application prior to the end of the Due Diligence Period and (ii) shall file the application and other documents required by the applicable governmental or administrative agency or authority by the date on which it is necessary to do so in order to satisfy, on or prior to the Closing Date for the applicable Licensed Facility, the conditions set forth in Section 10.1(c) and Section 10.2(c) of this Agreement, which date shall, in no event, be later than forty (40) days prior to the Closing Date for the Licensed Facility.”

10. Intentionally Omitted. Section 8.5 of the Original Purchase Agreement is hereby deleted in its entirety and replaced with “Intentionally Omitted.”

11. Exhibits.

(a) The legal description for the Bryan IL Property attached as Page 5 of Exhibit “A-2” to the Original Purchase Agreement is hereby deleted in its entirety and replaced with the legal description attached hereto as Exhibit “A”.

(b) Exhibit “N” to the Original Purchase Agreement is hereby deleted in its entirety and replaced with Exhibit “N” attached hereto.

12. Further Amendment. Sellers and Purchaser shall use commercially reasonable efforts to enter into a Second Amendment to the Purchase Agreement on or prior to the end of the Due Diligence Period pursuant to which (i) Exhibit “C-3”, Exhibit “O”, Exhibit “P” and Exhibit “Q” will be added to and become part of the Purchase Agreement and (ii) Exhibit “C-2” and Exhibit “M” to the Original Purchase Agreement will be replaced with revised forms that reflect the terms of this Amendment.

13. Ratification. All terms and conditions of the Original Purchase Agreement, not amended pursuant to this Amendment, are hereby ratified and confirmed and remain in full force and effect.

14. Counterparts. This Amendment may be executed in any number of counterparts each of which shall constitute one and the same instrument, and each party hereto may execute this Amendment by signing any such counterpart. Any facsimile or electronic (which shall include electronic attachments in ‘pdf’ or ‘tif’ formats containing counterparts of the signature page(s)) signatures to this Amendment shall be deemed originals for purposes of determining the enforceability of this Amendment.

15. Further Assurances. The parties agree to execute and deliver any further documents or other instruments with respect to the amendments set forth in this Amendment as may reasonably be deemed necessary or appropriate to effect the amendments set forth in this Amendment.

16. Binding Effect. Each and every term and provision of this Amendment shall be binding upon and shall inure to the benefit of the parties and their respective heirs, successors, personal representatives and assigns.

17. Incorporation of Recitals. The recitals hereto are incorporated herein as part of this Amendment.

[The Remainder of This Page Is Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Purchase and Sale Agreement effective as of the Effective Date.

SELLERS:

MIDLAND CARE GROUP, LP, a Texas limited partnership

By:	Midland Care Group GP, LLC,
a Texas limited liability company,
its general partner

	By:	/s/ Craig W. Spaulding
Craig W. Spaulding
Manager

BRYAN AL INVESTORS, LP,
a Texas limited partnership

By:	Bryan AL Investors GP, LLC,
a Texas limited liability company,
its general partner

	By:	/s/ Craig W. Spaulding
Craig W. Spaulding
Manager

BRYAN SENIOR INVESTORS, LP,
a Texas limited partnership

By:	Bryan Senior Investors GP, LLC,
a Texas limited liability company,
its general partner

	By:	/s/ Craig W. Spaulding
Craig W. Spaulding
Manager

[Signatures continue on the next page]

MANSFIELD AL GROUP, LP,
a Texas limited partnership

By:	Mansfield AL Group GP, LLC,
a Texas limited liability company,
its general partner

	By:	/s/ Craig W. Spaulding
Craig W. Spaulding
Manager

CEDAR PARK AL GROUP, LP, a Texas limited partnership

By:	Cedar Park AL Group GP, LLC
a Texas limited liability company,
its general partner

	By:	/s/ Craig W. Spaulding
Craig W. Spaulding
Manager

WATERVIEW AT MANSFIELD INVESTORS,
L.P., a Texas limited partnership

By:	Waterview at Mansfield GenPar, LLC,
a Texas limited liability company,
its general partner

	By:	/s/ Richard E. Simmons
Richard E. Simmons
Manager

PLAINFIELD CARE GROUP, LLC, a Delaware limited liability company

By:	/s/ Craig W. Spaulding
Craig W. Spaulding
Manager

[Signatures continue on the next page]

SAN ANGELO CARE GROUP, LP,
a Texas limited partnership

By:	San Angelo Care Group GP, LLC,
a Texas limited liability company,
its general partner

	By:	/s/ Craig W. Spaulding
Craig W. Spaulding
Manager

[PURCHASER’S SIGNATURE FOLLOWS]

PURCHASER:

CHP PARTNERS, LP, a Delaware limited partnership

By:	CHP GP, LLC, a Delaware limited liability company, its general partner

	By:	CNL Healthcare Properties, Inc., a Maryland corporation, its sole member

		By:	/s/ Tracey B. Bracco
		Name:	Tracey B. Bracco
		Title:	Vice President

Schedule “1”

1.	Midland Care Group, LP, a Texas limited partnership

2.	Cedar Park AL Group, LP, a Texas limited partnership

3.	Bryan AL Investors, LP, a Texas limited partnership

4.	Bryan Senior Investors, LP, a Texas limited partnership

5.	Mansfield AL Group, LP, a Texas limited partnership

6.	Waterview at Mansfield Investors, L.P., a Texas limited partnership

7.	Plainfield Care Group, LLC, a Delaware limited liability company

8.	San Angelo Care Group, LP, a Texas limited partnership

Schedule 1, Page 1

Exhibit A

Watercrest at Bryan (Bryan, TX)

[Intentionally Omitted]

EXHIBIT “N”

NOI PURCHASE PRICE INCREASE CALCULATION

The purchase price for each Property:

(a)	that closes on or before December 31, 2013 shall be:

The Allocated Purchase Price

(b)	that closes after December 31, 2013 but before February 1, 2014 shall be:

The Allocated Purchase Price plus an amount (but only to the extent that such amount is positive) equal to:

(NOI #1) less (Baseline NOI) divided by (Baseline Cap Rate)

(c)	that closes after January 31, 2014 but before March 1, 2014 shall be:

The Allocated Purchase Price plus an amount (but only to the extent that such amount is positive) equal to:

(NOI #2) less (Baseline NOI) divided by (Baseline Cap Rate)

(d)	that closes after February 28, 2014 but before April 1, 2014 shall be:

The Allocated Purchase Price plus an amount (but only to the extent that such amount is positive) equal to:

(NOI #3) less (Baseline NOI) divided by (Baseline Cap Rate)

(e)	that closes after March 31, 2014 shall be:

The Allocated Purchase Price plus an amount (but only to the extent that such amount is positive) equal to:

(NOI #4) less (Baseline NOI) divided by (Baseline Cap Rate)

For the avoidance of doubt, a purchase price increase shall nonetheless be applicable if a Property with negative Baseline NOI increases (e.g., become closer to or above zero) NOI #1, NOI #2, NOI #3, or NOI #4, as applicable, above its Baseline NOI, even if such NOI #1, NOI #2, NOI #3, or NOI #4, as applicable, remains negative.

The amount of the purchase price for any Property that is in excess of the Allocated Purchase Price for such Property (if any) (any such amount, the “Earnout”) shall be determined and paid to the applicable Seller as an earnout within forty-five (45) days of the last day of the month in which the Closing Date for such Property occurs.

The Earnout paid to each Seller under this Exhibit “N” (i) with respect to any Property that closes after December 31, 2013 but before March 1, 2014, shall in no event exceed three percent (3%) of the Allocated Purchase Price for the Property, (ii) with respect to any Property that closes after February 28, 2014 but on or before April 1, 2014, shall in no event exceed four percent (4%) of the Allocated Purchase Price for the Property and (iii) with respect to any Property that closes after March 31, 2014, shall in no event exceed five percent (5%) of the Allocated Purchase Price for the Property.

Exhibit N, Page 1

For purposes of this Exhibit “N”, the following definitions shall apply:

Baseline Cap Rate shall mean Baseline NOI divided by the Allocated Purchase Price.

Baseline NOI shall mean Net Operating Income for the Property for the period of August 1, 2013 through October 31, 2013, annualized.

Net Operating Income shall mean Property revenues less Property expenses (including management fees, but excluding capital expenses).

NOI #1 shall mean Net Operating Income for the Property for the period commencing November 1, 2013 and ending January 31, 2014, annualized.

NOI #2 shall mean Net Operating Income for the Property for the period commencing December 1, 2013 and ending February 28, 2014, annualized.

NOI #3 shall mean Net Operating Income for the Property for the period commencing January 1, 2014 and ending March 31, 2014, annualized.

NOI #4 shall mean Net Operating Income for the Property for the period commencing February 1, 2014 and ending April 30, 2014, annualized.

Exhibit N, Page 2